Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the filing in this Registration Statement on Form S-1 of Cyber Enviro-Tech, Inc. (formerly NexGen Holdings Corp.) of our report dated July 7, 2022, relating to our audits of the financial statements of the Cyber Enviro-Tech, Inc. for the years ended December 31, 2021 and 2020.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Accell Audit & Compliance, P.A.

Tampa, Florida

September 22, 2022